UNITED states
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 21, 2016
(Date of earliest event reported)

Twinlab consolidated holdings, inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-55181 (Commission File No.)	46-3951742 (IRS Employer Identification No.)

2255 Glades Road – Suite 342W

Boca Raton, Florida 33431
(Address of Principal Executive Offices)

(561) 443-5301
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on Form 8-k filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2016, Naomi L. Whittel was appointed Chief Executive Officer of Twinlab Consolidated Holdings, Inc. (the “Company”) effective March 16, 2016. At that time, it was reported that the Company and Ms. Whittel were in the process of determining changes that might be made to the terms of her employment as a result of her new position. As of September 21, 2016, the Company and Ms. Whittel have entered into a new employment agreement (the “Employment Agreement”).

Employment Agreement

On September 21, 2016, the Company and Ms. Whittel entered in the Employment Agreement that has a three-year term from its commencement date of March 16, 2016 and supersedes all previous employment agreements by and between the Company and Ms. Whittel. In consideration for Ms. Whittel’s services, the Company will pay Ms. Whittel an annual salary of $300,000 and an annual bonus of up to 150% of the annual salary pursuant to the satisfaction of performance targets and goals.

On or about September 23, 2016, Ms. Whittel shall be granted 3,000,000 fully vested shares of the Company’s common stock, which will be unrestricted and subject to no limitations, subject to the terms and conditions of the Company’s 2013 Stock Incentive Plan. During the six months following the date of the Employment Agreement, subject to the establishment and approval of certain performance targets and goals, Ms. Whittel will be entitled to receive an award targeted for 4,500,000 shares of the Company’s common stock, granted in the form of a restricted stock unit which will vest upon the satisfaction of performance goals.

Under the Employment Agreement, in the event Ms. Whittel’s employment is terminated by the Company exercising its termination rights or by Ms. Whittel for good reason, Ms. Whittle will be entitled to receive the following:

•	severance equal to $450,000;
•	earned but unpaid prior year bonus(es); and
•	vesting off all granted but unvested stock options.

If Ms. Whittel’s employment is terminated by the Company exercising its termination rights or by Ms. Whittel for good reason, or after the fourth anniversary of the Employment Agreement, Ms. Whittel shall have the right to sell to the Company, any and all of the shares of the Company’s common stock and restricted stock units then held by the Executive (the “Put Right”) and the Company shall be required to purchase them, at the terms set forth in the Employment Agreement.

Ms. Whittel’s receipt of the severance benefits discussed above is contingent on Ms. Whittel signing and not revoking a release of claims against the Company.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement by and between the Company and Company and Naomi L. Whittel dated September 21, 2016 and made effective as of March 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2016	TWINLAB CONSOLIDATED HOLDINGS, INC.

	By:	/s/ William E. Stevens
William E. Stevens
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Employment Agreement by and between the Company and Naomi L. Whittel dated September 21, 2016 and made effective as of March 16, 2016